EXHIBIT 24.1
                        CONSENT AND POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS:

Each of the undersigned directors of Digital Lightwave, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints James Green and Mark E. Scott and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in his capacity as a director, to execute a Registration Statement or Registration Statements on Form S-8 under the Securities Act of 1933, as amended, relating to 3,300,000 shares of Common Stock (the "Shares") that are issuable under the Digital Lightwave, Inc. 1997 Employee Stock Purchase Plan and the Digital Lightwave, Inc. 2001 Stock Option Plan (the "Plans") and any and all amendments (including post-effective amendments) to such Registration Statements, and to file such Registration Statements and any and all amendments thereto, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he might or could do in person, and ratify and confirm all that such attorneys-in-fact or their substitutes may lawfully do or cause to be done by virtue hereof, and hereby consents to such registration of the Shares and the issuance thereof pursuant to the terms of the Plans.

IN WITNESS WHEREOF, I have hereunto set my hand this 11th day of September, 2002.


     /s/ BRYAN J. ZWAN
    __________________________
         Bryan J. Zwan


     /s/ GERALD A. FALLON
    __________________________
         Gerald A. Fallon


     /s/ WILLIAM F. HAMILTON
    __________________________
         William F. Hamilton


     /s/ ROBERT F. HUSSEY
    __________________________
         Robert F. Hussey




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